Exhibit 16.1

January 18, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street NE
Washington, DC 20549

Re:  Track Data Corporation

We have read Item 4.01 of Form 8-K of Track Data Corporation dated January 17, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/	Grant Thornton LLP
Grant Thornton LLP
New York, NY